      As filed with the Securities and Exchange Commission on July 8, 1999



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                          Date of Report: July 8, 1999
                        (Date of earliest event reported)



                     SECURITY ASSOCIATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

          Delaware                       000-20870              87-0467198
(State or other Jurisdiction       (Commission File No.)       (IRS Employer
      of incorporation)                                      Identification No.)



                  2101 South Arlington Heights Road, Suite 100
                     Arlington Heights, Illinois 60005-4142
                    (Address of Principal Executive Offices)

                                 (847) 956-8650
               (Registrant's telephone number including area code)

                                       n/a
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

              CERTAIN STATEMENTS IN THIS ANNUAL REVIEW THAT ARE NOT HISTORICAL FACTS CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. IN ADDITION, WHEN USED IN THIS ANNUAL REVIEW THE WORDS "ANTICIPATES," "SEEKS," BELIEVES," "ESTIMATES," AND "EXPECTS" AND SIMILAR EXPRESSIONS AS THEY RELATE TO US OR OUR MANAGEMENT ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THE RESULTS EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS. WE UNDERTAKE NO OBLIGATION TO REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

1998 ANNUAL REVIEW

Map: Central station locations on U.S. Map; SAI Logo


         THE INDEPENDENT ALARM DEALER'S MONITORING PARTNER

         Acting as PARTNERS IN INDEPENDENCE with the independent alarm dealer has been the credo of Security Associates International since our inception. ORIGINALLY FUNDED BY 30 INDEPENDENT ALARM DEALERS and members of our senior management, SAI IS A UNIQUE COMPANY. Our culture and organization are defined by our COMMITMENT TO PROVIDE LONG TERM BENEFITS TO THE INDEPENDENT ALARM DEALER.

         We have grown rapidly in recent years, principally through the acquisition of central monitoring stations. We have become THE LARGEST WHOLESALE ALARM MONITORING COMPANY in the United States. Over the last two years SAI has shown A 71% NET ANNUAL INCREASE in the number of systems we monitor for dealers.

         As of May 7, 1999, WE PROVIDE SECURITY ALARM MONITORING TO APPROXIMATELY 335,000 RESIDENTIAL AND BUSINESS CONSUMERS for MORE THAN 2,300 INDEPENDENT ALARM DEALERS. We market our monitoring services to independent dealers, and therefore WE DO NOT COMPETE WITH THE LARGE INTEGRATED ALARM COMPANIES. We do not sell or install alarm systems. SAI WILL NEVER COMPETE WITH THE INDEPENDENT ALARM DEALER community. The growth of our business is based on the development of comprehensive and long-standing relationships with dealers.

         SAI provides independent alarm dealers with education and training in the marketing, finance and new products and services through one-on-one contact, regional seminars and our annual convention. We believe THE RECRUITMENT, TRAINING AND MOTIVATION OF DEALERS ARE KEY factors in the success and growth of SAI.

         WE OWN AND OPERATE EIGHT STRATEGICALLY LOCATED CENTRAL MONITORING STATIONS which provide services to most of THE MAJOR GEOGRAPHIC REGIONS OF THE COUNTRY, including the Southeast, Midwest, Southwest, West and Pacific Northwest. BUILDING VALUE FOR OUR DEALERS AND OUR SHAREHOLDERS is what SAI is all about.


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



         TO OUR OWNERS, THE DEALERS, SHAREHOLDERS AND EMPLOYEES OF SAI

         1998 was a very successful year for SAI. We have become the leading provider of wholesale alarm monitoring services, and have by far the largest dealer network in the United States. We enjoyed tremendous growth in 1998, both internally and through the acquisition of seven companies. Our revenues grew rapidly, increasing by $9,389,763, or 86.6%, to $20,203,850. Revenue from wholesale monitoring increased by 141%.

         In 1995, when we made our first central station acquisition, we made a commitment to you that SAI would expand its wholesale monitoring business, and we have delivered on that promise. As of March 31, 1999, we operate central monitoring stations in most of the major geographic regions of the country, with facilities in the Southeast, Midwest, Southwest, West and Pacific Northwest. We currently monitor more than 335,000 residences and businesses for more than 2,300 dealers. By August 1999, we will have the capacity to monitor approximately 750,000 accounts. Looking forward, our goal is to monitor more than 1,000,000 accounts by the end of 2001.

                           THE SAFE STRATEGIC ALLIANCE

         On June 30, 1999, we consummated the sale of our "retail" portfolio of approximately 27,000 SAI-owned accounts to Security Alarm Financing Enterprises, Inc. ("SAFE") for gross consideration of $22,800,000. We established a strategic alliance with SAFE under which we will market their financing programs to our dealers (for which we anticipate earning significant referral fee income going forward). SAI will continue to wholesale monitor the accounts sold to SAFE, and has become their preferred monitoring company for which we anticipate earning significant recurring revenue in the future. We believe the entire transaction with SAFE represents good value for our shareholders as it reflects the market presence of SAI. As a result of the sale we anticipate a $7.3 million net reduction in SAI's Annual Recurring Revenue, leaving us with in excess of $18 million Annual Recurring Revenue from wholesale monitoring ($1.5 million per month).

         The retail portion of our business provided dealers with financing through our purchase of subscriber accounts. These purchases provided an important service to our dealers, enhanced their growth and, thereby, fueled our wholesale monitoring business. We concluded that this financial service could best be provided in the future through a strategic alliance relationship with SAFE--one of the largest finance companies serving independent alarm dealers. The fees we will receive from SAFE for financing referrals reflect the value SAFE ascribes to our market position and dealer relationships.

         This strategic alliance will allow us to fully concentrate our efforts on providing independent alarm dealers with high quality wholesale monitoring services. We believe this niche presents the most promising opportunities for SAI and is the best use of our resources. At the same time, the SAFE alliance allows us to provide our dealers with streamlined financing through one of our industry's most respected sources of capital. We believe the end result of the transaction will be all of the companies involved becoming stronger....SAI,
SAFE, and the dealers we serve.

                            OUR UNIQUE BUSINESS MODEL

         Today, many of the larger alarm companies who operate so-called "dealer programs" are focused on what the independent alarm dealers can do for them...how much profit they can



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extract from the dealer. We've been around this industry for a long time and are convinced that is not the way to build a business with enduring value. We believe our focused strategy of providing wholesale monitoring to independent alarm dealers has advantages over the integrated sales/installation/service/monitoring strategy of the large national companies. Independent alarm dealers tend to enjoy better customer retention and relationships than large companies because of their local ownership and emphasis on quality service.

         SAI'S BUSINESS MODEL IS BASED ON THREE OBJECTIVES. THE FIRST IS TO DOMINATE THE WHOLESALE MONITORING SEGMENT OF THE ALARM INDUSTRY. SECOND, WE WANT TO PROVIDE BUSINESS-BUILDING SERVICES TO OUR INDEPENDENT DEALER PARTNERS, AND THIRD, ON COMPLETION OF THE FIRST TWO OBJECTIVES, WE PLAN TO USE OUR PLATFORM TO MARKET ADDITIONAL SERVICES TO OUR DEALER NETWORK, AND THROUGH THEM TO THEIR SUBSCRIBERS.

         We believe this business model will be enormously valuable. We intend to accomplish our objectives through a combination of acquisitions and aggressive internal growth programs. We will build upon our national dealer network and our national footprint of regional central stations.

                       LEVERAGING THE POWER OF PARTNERSHIP

         We believe independent alarm dealers will continue to be a dominant force in the alarm industry for many years to come. Our dealers are typically owner-operated businesses which are not as likely to be bought out in the industry consolidation as are their larger competitors. Most of the recent consolidation in the industry has been among the larger companies. In spite of industry consolidation, the number of dealers in our target market has actually grown. Today we monitor for roughly 20% of the independent dealers nationwide, leaving us much room for additional penetration. Imagine the possibilities...independent dealers currently own about 19,000,000 accounts.

         We believe in acting as our dealers' strong partner, providing our customer/dealers with services and value that adds to their growth and prosperity...certainly not a new concept. As the dealer's own customer base grows, we enjoy a simultaneous "organic" growth in our monitoring business. Our incremental cost to monitor and our capital requirement for this growth is very small. Historically we have enjoyed an 6.5-15% net annual organic growth rate, reflecting a powerful and fundamental difference between our business model and most other industry consolidations--growth, not attrition, in our base business.

         Our dealers have unique relationships with their customers, who have entrusted the dealer with their family's or business' security. Our dealer's customer relationships, installation and servicing capabilities and technical skills open the door to our marketing additional security-related or low-voltage products and services.

         The key elements of our strategy to sustain and accelerate the growth in our wholesale monitoring business and dealer network are:

Alarm Dealer Network and Dealer Stock Incentive Plans

         We believe independent alarm dealers are more productive, provide us more revenue and remain associated with us longer if they are equity owners in SAI. We offer dealers common stock based incentive plans that allow them to become owners of our company in return for monitoring their alarm accounts in our central stations. Ultimately, we want each of our dealers to



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be our stockholder/partner. If we provide value-added services to our dealers and they continue to join us as stockholders, SAI will be assured of playing a leading role in the alarm industry and potentially in a broader consumer service industry.

Regional Central Monitoring Stations

         We will continue to pursue acquisitions of central monitoring stations in order to complete a nationwide network of strategically located regional monitoring stations. We plan to first achieve coverage in the areas where we do not presently have facilities, notably California and the Northeast. Additional acquisitions will be sought, and, in some cases, the acquired facilities will be closed and the businesses consolidated with other SAI properties. We expect that our acquisition and consolidation strategy will significantly increase our operating margins, while maintaining the quality of service our dealers and their customers expect.

         Aggressive internal growth programs will be pursued in parallel with the acquisition activities. Historically, our central stations have maintained organic growth rates of 6.5-15% from the existing dealer base. We expect that we can continue this organic growth at the 10% level. Our dealer stock incentive plans, attractive financing programs and other innovative services should enable us to add another 10-20% to the organic growth.

                              WHAT'S AHEAD FOR SAI?

         We will continue to invest in our people, our systems and new business opportunities, with the goal of SERVING OUR DEALERS in the best manner possible, while providing substantial long-term value to our stockholders. Our company is entering an exciting period of growth as we approach the new millennium. We have big plans for our company and are confident we will have the capital and strategic resources to succeed. Through THE POWER OF PARTNERSHIP, the sky really is the limit and we intend to prove it. On behalf of the Board of Directors and the management of SAI, we thank you for your continuing support.

Ronald I. Davis            Chairman
James S. Brannen           President


         CULTIVATING VALUE...GROWTH THROUGH THE POWER OF PARTNERSHIP

         Our senior management and marketing personnel have extensive relationships with independent alarm dealers which have been cultivated over a combined 100 years of experience in the security industry, serving or working with independent alarm dealers.

         We have the largest dealer network in the United States, with over 3,000 dealers who install and service approximately 600,000 residential and commercial security systems in nearly every major community in the United States. More than 2,300 of those dealers purchase all or a portion of their monitoring services from our regional monitoring stations and have regular contact with us. Additionally, many of these dealers participate in one or more of our educational or training programs.

                          DEALER STOCK INCENTIVE PLANS

         As part of our relationship-oriented strategy, we have implemented a program that allows and encourages dealers to become equity owners of SAI, and thereby, part owners of the central



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

monitoring station they use. Nothing binds a team together like mutual self-interest. If we are successful in our goal of stimulating growth and creating value and wealth for our dealer network, then all SAI shareholders will benefit.

         Currently we have two dealer stock incentive programs. The first, the Strategic Partner Program, is designed to broaden and strengthen our dealer network. Dealers enter into a contractual relationship with us and agree to transfer or retain some or all of their subscriber accounts at one of our monitoring stations. The dealer must agree not to transfer the subscriber accounts monitored by us to a competing central monitoring station during the term of the contract. In return, we issue to the dealer a negotiated amount of common stock, or warrants to purchase common stock. A central component of our business plan, the Strategic Partner Program is illustrative of the company's philosophy of sharing upside potential with our dealers.

         Our second program, ValueBuilder, was developed in 1998 in response to the dealer's need for financing. The ValueBuilder Program assists alarm dealers in obtaining loans for customer alarm systems, provides substantial discounts on alarm equipment, and helps dealers compete with "low" or "no" money down mass marketers. The subscriber account and its revenue stream secure the loan. At the end of the repayment period, the dealer retains all rights to the subscriber account and the revenue stream it generates. We issue shares of common stock to participating dealers based on the number of ValueBuilder accounts they bring into our central monitoring stations.

                      LEVERAGING THE NETWORK'S CAPABILITIES

         Our dealer network has the technical capability to provide a vast nationwide marketplace with a wide range of low-voltage products and services that are security, communications, information, entertainment or recurring revenue related. In fact, many of them already provide a number of these services. We also believe that a nationwide network of secure, redundant central monitoring facilities with substantial communications capability and capacity can facilitate and support many additional products and services.

         The combination of the collective customer base, market share, installation, service and sales capability of our dealer network and the technical and operational capabilities of our nationwide network of electronic monitoring stations will provide numerous opportunities to profitably grow and diversify the recurring revenue of our dealers and our company. We believe we are uniquely positioned to respond to the challenges and opportunities presented.

         SAI views all of the approximately 13,000 independent dealers as potential members of our dealer network. In today's highly competitive environment independent alarm dealers need the support of a strong and resourceful partner. SAI is the right partner, at the right time!

Map:     Dealer Locations on U.S. map

         BUILDING OUR MONITORING BUSINESS...A STRATEGY FOR CONTINUED GROWTH

         Industry statistics suggest consumers who protect their premises with electronically monitored security alarm systems benefit from lower burglary rates.

         Approximately 15% of residences currently have monitored alarm systems. The security alarm industry has grown at a 7.3% annual rate over the past three years, and we expect that rate to continue in the foreseeable future.



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

         The industry has a relatively small number of large, well-capitalized and integrated participants, but remains dominated by the estimated 12-14,000 independent alarm dealers. There are approximately 27 million residential and commercial electronically monitored systems in the United States, of which approximately 19 million are represented by independent alarm dealers.

                       MONITORING FOR INDEPENDENT DEALERS

         Most independent alarm dealers outsource (or subcontract) the monitoring of their customer's alarm system and focus on the sale, installation and service aspects of their business.

         The electronic monitoring of alarm systems is characterized by high fixed costs and incrementally lower variable costs, also referred to as economies of scale. Wholesale monitoring for independent security dealers has become the primary focus of our business plan. SAI experienced tremendous growth in 1998. We finished 1998 monitoring more than 325,000 residences and businesses-a 141% increase over 1997.

         As a result, SAI has become the largest wholesale monitoring company in the U.S, with eight facilities strategically located in Florida, Illinois, Michigan, Ohio, Oregon, Texas and Utah. SAI currently monitors accounts for more than 2,300 independent alarm dealers in our 100% UL-listed facilities.

                              REGIONAL SALES FORCE

         In 1998 we expanded our sales force. Each sales person is now based out of, and sells for, one of our regional monitoring stations, allowing them to more frequently and effectively meet in person with existing and prospective dealers. To further develop relationships with our dealer partners, we also created a dedicated dealer support team in each of our monitoring stations that expedites dealer service issues, allowing dealers to spend more time doing things that grow their businesses.


                              COMPETITIVE STRATEGY

         Our competitive strategy is to provide the independent dealer community with high quality monitoring services and access to finance and management information and services that will help them compete more effectively and grow more rapidly. Most of the large alarm companies' "dealer programs" are turning dealers into essentially commissioned sales arms. Our overall marketing strategy is to build a mutually profitable partnership with independent alarm dealers. We deliver a range of services designed to address the dealers' needs...building recurring revenue for both our dealers and SAI. As a result of this strategy, we continue to substantially increase the number of subscriber accounts we monitor and improve the profitability of the services we provide.

         EXPANDING THE NATIONAL FOOTPRINT...BUILDING ON OUR REGIONAL MONITORING PHILOSOPHY

         There are approximately 250 competitive UL-listed and approximately 3,000 non-UL-listed central stations in the US. Most are small locally owned companies. We anticipate that the alarm industry will gradually converge with other industries and small central station owners will be increasingly pressured to provide additional products and services to help dealers grow and compete. We believe this creates the opportunity for SAI to acquire and possibly consolidate these small central stations.



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

                                Regional Strategy

         Our regional central station approach differs from the strategy of most large security companies who tend to utilize one or two very large facilities to serve accounts nationwide. Independent dealers have frequently expressed their greater comfort in having their central station "close by", and find locality beneficial in their own sales efforts. We believe SAI will be more successful by having our facilities and our people geographically close to alarm dealers. Being "in their backyard" helps us form and maintain personal relationships with our dealers. Each of our central monitoring stations is dedicated to serving the needs of the dealers within their region, which is usually comprised of several states.

         To continue our strong growth, our strategy is to complete a network of central stations located in each of the major geographic regions of the United States. Our 1998 central station acquisitions were undertaken primarily to build our regional network, increase our monitoring capacity, and expand our monitored subscriber account base.

                          Adding Capacity and Accounts

         Our 1998 acquisitions resulted in new relationships with more than 500 dealers and 95,415 of their customers. To keep these relationships secure we will continue to develop a service-oriented work force through intensive operator training programs, and we are implementing standard operational disciplines in all of our central stations.

         We plan to substantially increase the number of subscriber accounts we monitor and to increase the profitability of the services we provide. By adding monitoring capacity and continuing the consolidation of our operations, we expect to realize additional economies of scale.

         Our central stations support a full range of add-on services such as two-way voice communications, cellular transmission and long-range radio access. We will maintain and further enhance the quality of the services we provide to the dealer community.

         In order to complete our national footprint, we plan to acquire high quality wholesale monitoring central stations located near concentrations of independent dealers in the regions where we do not currently have a monitoring station.

         INTEGRATING OUR INFRASTRUCTURE...GROWING EFFICIENCY, FUNCTIONALITY AN PROFITABILITY

         During 1998, we began to make substantial capital investments to upgrade our systems, and to increase the total capacity of our central monitoring stations. By the end of 1999, our current central stations will have the capacity to monitor 750,000 subscriber accounts, providing the opportunity to more than double current monitoring revenues.

         Our strategic initiatives utilize state of the art technology and economies of scale to improve the functionality, efficiency and profitability of our monitoring services. We expect to remain the undisputed leader in our industry.

                               ECONOMIES OF SCALE

         Historically, our central monitoring stations were separately owned and operated as independent business units. Our acquisition and consolidation of the formerly independent



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monitoring companies has created opportunities to increase the profitability of each of these operations. We will exploit these by:

-   Consolidating operations into regional monitoring stations
-   Adding capacity and reducing the cost of incremental revenues
-   Implementing a single centralized accounting system
- Creating a single billing, customer service and collections department to service all of our monitoring stations.

         Additional monitoring capacity in our central monitoring stations means that the incremental cost of servicing additional subscriber accounts should be substantially reduced. We have begun to realize these economies through consolidating the account bases of central stations we have acquired in Grand Rapids, MI, Columbus, OH, Schaumburg, IL, Little Falls, NJ and Dallas and Austin, TX. Further consolidations will take place as appropriate.

                       UPGRADING AND STANDARDIZING SYSTEMS

         We continuously review the operations of each of our central monitoring stations and are developing a strategy to improve the efficiency and profitability of our monitoring services. When we acquired our central monitoring stations, each used slightly different event monitoring software and hardware. As part of the capacity upgrade, we are upgrading and standardizing the computer systems used in our monitoring stations, as well as in our corporate offices. The goals we have set for the upgrade include:

- Standardizing monitoring station systems to allow better information flow between the central stations and with the corporate office, o Load sharing between monitoring stations in periods of heavy activity
- Creating fully redundant systems in case of system failure in one or more of the central monitoring stations,
-   Increasing the efficiency of our customer service department
-   Improving management information systems

         A company-wide WAN/LAN network will utilize frame relay equipment to link each monitoring station and the corporate offices, providing Intranet and Internet access and increased resiliency. The system will also give us the capability to switch from frame relay to ISDN lines should that be necessary. A company-wide software platform will facilitate standardization of monitoring station operations and information.

VALUE-ADDED SERVICES

         These improvements will allow us to conduct our operations in a more efficient and cost effective manner. Furthermore, the new systems will provide a platform from which to offer a wider selection of value-added services to our alarm dealers. These services include providing dealers with after-hours answering services, internet or direct access to end-user information and automated interactive alarm system testing services to streamline their alarm installation procedures. A common systems platform offers our dealers the opportunity to outsource billing and collection, for example, as well as many other benefits.

         The potential for marketing through our dealers to their millions of consumer customers is huge. Our common systems platform will help us more efficiently realize that opportunity. Our dealers' ability to sell, install and service electronic equipment has potential for additional security-



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related products such as outdoor lighting, pet containment systems, and on and
on. Our secure, redundant communications facilities (our central monitoring stations) have the potential to effectively offer a range of related services; offsite secure data storage, for example. We believe this represents tremendous recurring revenue and profit potential for our dealers and our shareholders.


         PARTNERS IN INDEPENDENCE...SUPPORTING OUR NETWORK WITH REFERRALS AND SERVICES

         For many dealers the contract rights in the monitoring accounts they retain are their most significant assets. However, contract rights are generally not an asset a bank will accept as collateral. The ability to turn subscriber accounts into the cash needed to support their businesses is a very important requirement of many independent dealers, as they compete against larger companies with greater and easier access to capital. This issue has become more pronounced as the marketplace has shifted to financing the cost of system installations. Alarm dealers regularly approach their monitoring company seeking financing. SAI, through its depth of knowledge of the security alarm industry can accurately assess the value of the dealer's contracts and provide advice and referrals to the dealer's best financing choices.

                             DEALER ADVISORY COUNCIL

         To gain ongoing insight from the dealer's perspective in to the quality of service we provide and the additional services dealers may require, each of our central stations has a Regional Advisory Council of alarm dealers. Each council meets at least quarterly and provides feedback for the central station and SAI as a whole. We also utilize the groups as forums to test proposed new services.

         The first meeting of a new National Dealer Advisory Council took place during our Annual Conference on March 9, 1999. The National Council is comprised of alarm dealers representing each of the regional advisory councils. The national council's mission is to represent all SAI dealers by communicating their needs, concerns, and ideas to SAI, and to promote excellence in operation to all dealers using SAI central monitoring stations. The National Advisory Council meets on a regular basis with the objective of improving communications between dealers and SAI. We believe these initiatives greatly enhance the quality of our services and their attractiveness to alarm dealers

                             BUNDLING OPPORTUNITIES

         Bundling is a trend that will continue to impact the security alarm industry. Bundling involves a single entity, or multiple entities, acting through a joint venture or alliance, providing a range of complementary or similar services. A single entity could very well supply a home with local and long distance telephone services, cable television programming and alarm monitoring, all billed monthly on a single invoice. We anticipate that at least some bundlers will include alarm monitoring in the services they provide and may wish to "outsource" significant portions of the installation, service and monitoring functions. Because of the size and geographic diversity of our dealer network, we intend to present our company to the bundlers as an easy and cost-effective way of approaching independent installers and their customers. We believe that together with the collective strength of our independent dealer network we can most effectively exploit these market opportunities.



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                                TOOLS FOR SUCCESS

         SAI provides support programs and a range of services designed to address the needs of independent dealers, providing educational materials, training, management seminars, a national conference and much more. These ongoing programs are not only valuable to the dealers-they add depth and permanence to SAI's business relationships.

         At our annual conference, presentations from leading industry experts and specialists in such fields as finance and marketing help dealers keep abreast of new developments in technology, marketing and management. "Audio Insight" our audio magazine of ideas, interviews and insights relating to the alarm industry, hosted by our Chairman Ron Davis, is distributed quarterly, as are "masters" of consumer newsletters that are customized by dealers and mailed to their customers as a marketing tool.












                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Security Associates International, Inc.
                                                      (Registrant)

                                        By:    /s/      Daniel S. Zittnan
                                            ------------------------------------
                                            Daniel S. Zittnan
                                            Senior Vice President,
                                            Chief Financial Officer


Date: July 8,1999



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